UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 15, 2021
Date of Report (date of earliest event reported)

OPORTUN FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 001-39050

Delaware		45-3361983
State or Other Jurisdiction of Incorporation or Organization		I.R.S. Employer Identification No.

2 Circle Star Way
San Carlos,	CA	94070
Address of Principal Executive Offices		Zip Code
(650) 810-8823
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On November 15, 2021, Oportun Financial Corporation (“Oportun” or the “Company”), entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with Hello Digit, Inc., a Delaware corporation (“Digit”), Yosemite Merger Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub I”), Yosemite Acquisition Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub II”, and together with Merger Sub I, the “Merger Subs”) and Shareholder Representative Services LLC, a Colorado limited liability company as Securityholder Representative.

Upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub I will merge with and into Digit (the “First Merger”), and upon consummation of the First Merger, Merger Sub I will cease to exist, and Digit will become a wholly-owned subsidiary of the Company. As part of the same overall transaction, promptly after the First Merger, the surviving corporation of the First Merger (the “First Step Surviving Corporation”) will merge with and into Merger Sub II (the “Second Merger;” together with the First Merger, the “Mergers”), and upon consummation of the Second Merger, the First Step Surviving Corporation will cease to exist, and Merger Sub II will survive as a wholly-owned subsidiary of the Company (the “Surviving Entity”).

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, including customary purchase price adjustments, the aggregate consideration payable in exchange for all of the outstanding equity interests of Digit pursuant to the Merger Agreement is approximately $212.9 million, comprising an aggregate of approximately $114.4 million in cash (the “Cash Consideration”) and approximately $98.5 million in the Company’s common stock and/or options to acquire the Company’s common stock (the “Stock Consideration”). A portion of the Cash Consideration will be placed in escrow to satisfy certain obligations of Digit stockholders as described in the Merger Agreement. The Company intends to issue the shares of Company’s common stock described herein in reliance upon the exemptions from registration afforded by Section 4(a)(2) and Rule 506 promulgated under the Securities Act of 1933, as amended.

The Merger Agreement contains customary representations, warranties and covenants by the Company, Digit and the Merger Subs.

The closing of the Mergers is subject to customary closing conditions, including, among other things, (i) the adoption of the Merger Agreement and approval of the Mergers in accordance with Delaware law, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iii) the accuracy of certain representations and warranties made by the parties in the Merger Agreement (subject to certain materiality thresholds), (iv) each party’s material compliance with its covenants set forth in the Merger Agreement and (v) the absence of a material adverse effect with respect to the parties. The Company’s obligations to consummate the Mergers are also subject to, among other things, (i) the execution of the Support Agreements (as defined below) by securityholders covering at least 90% of the indemnification obligations described in the Merger Agreement, (ii) the continued effectiveness of certain agreements entered into with key employees of Digit in connection with the execution of the Merger Agreement and (iii) the lack of pending litigation against the Mergers.

The Merger Agreement may be terminated (i) by mutual agreement of the Company and Digit, (ii) by the Company, if Digit’s stockholders do not adopt the Merger Agreement and approve the Merger within two (2) hours after the execution of the Merger Agreement, (iii) by the Company or Digit, if the closing of the Merger has not occurred on or before March 15, 2022, (iv) by either Company or Digit, if a law or final non-appealable order enjoins or otherwise prohibits the consummation of the Mergers, or (v) by either Company or Digit, if the other party (a) breaches certain of its representations, warranties or covenants in the Merger Agreement, (b) has not cured such breach within 30 days of written notice of such breach and (c) such breach would result in the failure of certain conditions of the closing to be satisfied.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been included to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about Oportun, Digit, or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties of each of Oportun and the Merger Subs, on the one hand, and Digit, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Oportun and the Merger Subs, on the one hand, and Digit, on the other hand. Accordingly, investors and securityholders should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts or condition of Oportun, the Merger Subs, Digit, or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The information disclosed in Item 8.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities

The information disclosed in Item 8.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 8.01. Other Events

The Company announced that it has obtained a commitment to finance the Cash Consideration, through a financing facility secured by the residual cash flows from its securitizations.

On November 16, 2021, the Company issued a press release announcing the pending acquisition of Digit. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The Company announced that it will hold an investor call and webcast at investor.oportun.com on November 16, 2021 at 2:00 p.m. Eastern Time to discuss the acquisition of Digit. Ahead of this call, the Company is also making available on its website an investor presentation which will be discussed on the call and which is attached as Exhibit 99.2 hereto.

Also on November 16, 2021, the Company posted a blog post to its website providing further commentary about the pending acquisition of Digit. A copy of the blog post is attached as Exhibit 99.3 hereto.

Forward Looking Statements

This Current Report on Form 8-K may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements as to the expected opportunities, terms, timing, completion and effects of the proposed acquisition of Digit. Such forward-looking statements often contain words such as “assume,” “will,” “anticipate,” “believe,” “predict,” “project,” “potential,” “contemplate,” “plan,” “forecast,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should,” “would,” “could,” “goal,” “seek,” “hope,” “aim,” “continue” and other similar words or expressions or the negative thereof or other variations thereon. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, conditions to the Closing may not be satisfied or waived in an timely manner or at all, including that a governmental entity may prohibit, delay or refuse to grant a regulatory approval or that regulatory approval is obtained subject to conditions that are not anticipated, the potential impact on the business of the Company or the Company’s relationships with customers or partners due to the announcement of the acquisition, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, and general economic conditions, many of which are beyond the Company and Digit’s control. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of the Company’s most recent annual reports on Form 10-K and quarterly reports on Form 10-Q. The forward-looking statements included herein are made only as of the date hereof, and the Company undertakes no obligation to revise or update any forward-looking statements for any reason.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number
2.1
Agreement and Plan of Reorganization, dated as of November 15, 2021, by and among Oportun Financial Corporation, Yosemite Merger Acquisition Corp., Yosemite Acquisition Sub, LLC, Hello Digit, Inc. and Shareholder Representative Services LLC *

99.1	Press Release dated November 16, 2021
99.2	Investor Presentation
99.3	Company Blog Post
104	Cover Page Interactive Data File embedded within the Inline XBRL document
*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPORTUN FINANCIAL CORPORATION
(Registrant)

Date:	November 16, 2021	By:	/s/ Jonathan Coblentz
Jonathan Coblentz
Chief Financial Officer and Chief Administrative Officer
(Principal Financial and Accounting Officer)